EXHIBIT B-1

                      FORM OF AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of _________, 1998, by and among CENTRAL MAINE POWER COMPANY, a Maine corporation ("Central Maine"), CMP MERGER CO., a Maine corporation ("MergeCo"), and HOLDCO, INC., a Maine corporation ("HoldCo").


     WHEREAS, Central Maine has authorized capital consisting of (i) 80,000,000 shares of Common Stock, with a par value of $5 per share ("Central Maine Common Stock"), of which 32,442,752 shares are issued and outstanding as of the date hereof; (ii) 2,000,000 shares of Preferred Stock, with a par value of $25 per share ("Central Maine $25 Preferred Stock"), no shares of which are issued and outstanding as of the date hereof; (iii) 5,713 shares of 6% Preferred Stock, with a par value of $100 per share ("Central Maine 6% Preferred Stock"), all of which shares are issued and outstanding as of the date hereof; and (iv) 2,300,000 shares of Dividend Series Preferred Stock, with a par value of $100 per share ("Central Maine Dividend Series Preferred Stock"), of which 1,115,275 shares are issued and outstanding as of the date hereof; the number of shares of outstanding Central Maine Common Stock being subject to increase to the extent shares may be issued pursuant to Central Maine's Dividend Reinvestment and Common Stock Purchase Plan prior to the Merger Date (as defined below), and the number of shares of outstanding Central Maine Dividend Series Preferred Stock being subject to decrease to the extent shares are redeemed or purchased and retired by Central Maine prior to said Merger Date; and

     WHEREAS, MergeCo has authorized capital consisting of 1,000 shares of Common Stock, with a par value of $5 per share ("MergeCo Common Stock"), of which 100 shares are issued and outstanding and are owned beneficially and of record by HoldCo; and

     WHEREAS, HoldCo has authorized capital consisting of 80,000,000 shares of Common Stock, with a par value of $5 per share ("HoldCo Common Stock"), of which 100 shares are issued and outstanding and are owned beneficially and of record by Central Maine; and

     WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable to merge MergeCo with and into Central Maine (the "Merger") in accordance with the Maine Business Corporation Act ("Maine BCA"), this Agreement and the Articles of Merger attached hereto as Exhibit A (the "Articles"), for the purpose and with the effect of establishing HoldCo as the parent corporation of Central Maine in a transaction intended to qualify for tax-free treatment;

     NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties agree that (i) MergeCo shall be merged with and into Central Maine, said action constituting the "Merger", (ii) Central Maine shall be the corporation surviving the Merger, and (iii) the terms and conditions of the Merger, the means of carrying it into effect and the manner of converting and exchanging shares of capital stock shall be as follows:

                                    ARTICLE 1
                                   THE MERGER

     1.1 Plan of Merger. This Agreement shall constitute a plan of merger between Central Maine and MergeCo (Central Maine and MergeCo being sometimes referred to herein as the "Participating Corporations") in accordance with
Section 901 of the Maine BCA.

     1.2 Articles of Merger. Subject to and in accordance with the provisions of this Agreement, the Articles shall be executed by the Participating Corporations and delivered to the Secretary of State of the State of Maine for filing, as provided in Section 903 of the Maine BCA.

     1.3 Merger Date. The Merger shall become effective upon the filing of the Articles with the Secretary of State of the State of Maine or on such later date not more than 60 days after such filing as may be specified in the Articles (such effective date being herein called the "Merger Date"). On the Merger Date, the separate existence of MergeCo shall cease and MergeCo shall be merged with and into Central Maine, which shall continue its corporate existence as the surviving corporation (Central Maine, as the surviving corporation, being sometimes referred to herein as the "Surviving Corporation"). Central Maine, as the Surviving Corporation, shall succeed, without other transfer, to all the rights and property of MergeCo and shall be subject to all the debts and liabilities of MergeCo in the same manner as if Central Maine had itself incurred them. All rights of creditors and all liens upon the property of each of Central Maine and MergeCo shall be preserved unimpaired.

     1.4 Appropriate Actions. Prior to, at and after the Merger Date, HoldCo, Central Maine and MergeCo, respectively, shall take all such actions as may be necessary or appropriate in order to effectuate the Merger. In this connection, HoldCo shall issue the shares of HoldCo Common Stock for which outstanding shares of Central Maine Common Stock will be exchanged and surrendered on a share-for-share basis to the extent provided in Article 2 of this Agreement. In case at any time after the Merger Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, privileges, rights, immunities and franchises of either of the Participating Corporations, the officers and directors of each of the Participating Corporations as of the Merger Date shall take all such further action.


                                    ARTICLE 2
                   TERMS OF CONVERSION AND EXCHANGE OF SHARES

     On the Merger Date:

     2.1 Central Maine Common Shares. Each share of Central Maine Common Stock issued and outstanding immediately prior to the Merger shall be automatically changed and converted into and exchanged for one share of HoldCo Common Stock, which shall thereupon be issued and fully-paid and non-assessable; provided, however, that such conversion and exchange shall not affect shares of holders, if any, who perfect their rights as dissenting shareholders under Sections 908 and 909 of the Maine BCA.

     2.2 Central Maine Preferred Shares. Shares of Central Maine $25 Preferred Stock, Central Maine 6% Preferred Stock and Central Maine Dividend Series Preferred Stock issued and outstanding immediately prior to the Merger shall not be converted or otherwise affected by the Merger. Each such share shall continue to be (i) issued and outstanding and (ii) a fully-paid and non-assessable share of Central Maine $25 Preferred Stock, Central Maine 6% Preferred Stock or Central Maine Dividend Series Preferred Stock, as the case may be, of the Surviving Corporation.

     2.3 MergeCo Shares. The shares of MergeCo Common Stock issued and outstanding immediately prior to the Merger shall be automatically changed and converted into a number of shares of common stock, par value $5.00 per share, of the Surviving Corporation (which shall thereupon be issued and fully-paid and non-assessable), equal to the number of shares of Central Maine Common Stock as are issued and outstanding immediately prior to the Merger Date.

     2.4 HoldCo Shares. Each share of HoldCo Common Stock issued and outstanding and held by Central Maine immediately prior to the Merger shall be cancelled.

     2.5 Central Maine Stock Options. Each outstanding option to purchase shares of Central Maine Common Stock will be assumed by HoldCo. Each such option will be exercisable in accordance with its existing terms for the same number of shares of HoldCo Common Stock as the number of shares of Central Maine Common Stock subject to such option.


                                    ARTICLE 3
                      ARTICLES OF INCORPORATION AND BYLAWS

     3.1 Central Maine's Articles of Incorporation. From and after the Merger Date, and until thereafter amended as provided by law, the Articles of Incorporation of Central Maine as in effect immediately prior to the Merger shall be and continue to be the Articles of Incorporation of the Surviving Corporation.

     3.2 Central Maine's Bylaws. From and after the Merger Date, and until thereafter amended as provided by law, the Bylaws of Central Maine as in effect immediately prior to the Merger shall be and continue to be the Bylaws of the Surviving Corporation.


                                    ARTICLE 4
                             DIRECTORS AND OFFICERS

     4.1 Central Maine's Directors and Officers. The persons who are directors and officers of Central Maine immediately prior to the Merger shall continue as directors and officers, respectively, of the Surviving Corporation and shall continue to hold office as provided in the Bylaws of the Surviving Corporation. If, at or following the Merger Date, a vacancy shall exist in the Board of Directors or in the position of any officer of the Surviving Corporation, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.


                                    ARTICLE 5
                               STOCK CERTIFICATES

     5.1 Pre-Merger Central Maine Common Stock. Following the Merger Date, each holder of an outstanding certificate or certificates that, prior to the Merger Date, represented shares of Central Maine Common Stock may, but shall not be required to, surrender the same to HoldCo for cancellation or registration of transfer, and each such holder or transferee will be entitled to receive in exchange a certificate or certificates representing the same number of shares of HoldCo Common Stock as the shares of Central Maine Common Stock previously represented by the stock certificate(s) surrendered.

     5.2 Outstanding Certificates. Until surrendered or presented for registration of transfer in accordance with Section 5.1 above, each outstanding certificate that, prior to the Merger Date, represented Central Maine Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of HoldCo Common Stock as though such surrender and exchange had taken place.

     5.3 Post-Merger Rights of Holders. Following the Merger Date, the holders of certificates representing Central Maine Common Stock outstanding immediately prior to the Merger Date shall cease to have any rights with respect to stock of the Surviving Corporation and their sole rights shall be with respect to the HoldCo Common Stock into and for which their shares of Central Maine Common Stock shall have been converted and exchanged in the Merger, subject to the rights of any dissenting shareholders under Section 909 of the Maine BCA.


                                    ARTICLE 6
                            CONDITIONS TO THE MERGER

     Completion of the Merger is subject to the satisfaction of the following conditions:

     6.1 Shareholder Approval. The principal terms of this Agreement and the transactions provided for herein shall have been approved by holders of capital stock of each of the Participating Corporations as and to the extent required by their respective Articles of Incorporation and the Maine BCA.

     6.2 HoldCo Common Stock Listed. The HoldCo Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange.

     6.3 Tax Ruling or Opinion. There shall have been obtained a ruling or rulings of the Internal Revenue Service, or an opinion of tax counsel, in form and substance satisfactory to the Board of Directors of Central Maine and its counsel, with respect to certain tax consequences of the Merger and related matters.

     6.4 Regulatory Approvals. All authorizations by and approvals of any governmental or public authority or agency deemed necessary or advisable by the Board of Directors of Central Maine in connection with the Merger and other related transactions shall have been obtained, shall be in full force and effect, shall not have been revoked and shall be legally sufficient to authorize the transactions contemplated by this Agreement.

                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

     7.1 Amendment. The parties to this Agreement, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of this Agreement by the pre-Merger shareholders of Central Maine (as provided in Section 6.1 above); provided, however, that no such amendment, modification or supplement shall, if agreed to after such approval by the pre-Merger shareholders of Central Maine, change any of the principal terms of this Agreement.

     7.2 Termination. This Agreement may be terminated and the Merger and other transactions provided for by this Agreement may be abandoned at any time, whether before or after approval of this Agreement by the pre-Merger shareholders of Central Maine, by action of the Board of Directors of Central Maine if such Board of Directors determines for any reason that the completion of the transactions provided for herein would for any reason be inadvisable or not in the best interests of Central Maine or its shareholders. The parties hereto, and any officers or directors thereof, shall not have liability to any person, including, without limitation, any shareholder of Central Maine, in the event of such termination.


                                    ARTICLE 8
            ASSUMPTION OF OBLIGATIONS UNDER CENTRAL MAINE STOCK PLANS

     8.1 Assumption of Plans. HoldCo shall take all required corporate action to assume as of the Merger Date the obligations of Central Maine under the Central Maine 1987 Executive Incentive Plan and the Central Maine Long-Term Incentive Plan.


                                    ARTICLE 9
                                  MISCELLANEOUS

     9.1 Approval of HoldCo Shareholder. By its execution and delivery of this Agreement, Central Maine, as the sole pre- Merger shareholder of HoldCo, consents to, approves and adopts this Agreement and approves the Merger, subject to approval of this Agreement by pre-Merger shareholders of Central Maine (as provided in Section 6.1 above).

     9.2 Approval of MergeCo Shareholder. By its execution and delivery of this Agreement, HoldCo, as the sole pre-Merger shareholder of MergeCo, consents to, approves and adopts this Agreement and approves the Merger, subject to approval of this Agreement by pre-Merger shareholders of Central Maine (as provided in Section 6.1 above).

     9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine.

     IN WITNESS WHEREOF, Central Maine, HoldCo and MergeCo, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors, have each caused this Agreement to be executed by its President or one of its Vice Presidents and its corporate seal affixed hereto and attested by its Secretary or one of its Assistant Secretaries.

Central Maine:
CENTRAL MAINE POWER COMPANY,                 [Corporate Seal]
a Maine corporation


By:                                           Attest:_________________
                                                         Name:
Its:                                                     Title:



HoldCo:                                       [Corporate Seal]
HOLDCO, INC.,
a Maine corporation

By:                                           Attest:________________
                                                         Name:
Its:                                                     Title:



MergeCo:                                      [Corporate Seal]
CMP MERGER CO.,
a Maine corporation

                                              Attest:_______________
By:                                                      Name:
                                                         Title:
Its:



                                    EXHIBIT A
                                 STATE OF MAINE

                               ARTICLES OF MERGER

                                       OF

                                 CMP MERGER CO.


                               A Maine Corporation

                                      INTO

                          CENTRAL MAINE POWER COMPANY*


                               A Maine Corporation

                  *A QUASI-PUBLIC CORPORATION HAVING THE RIGHT
                  TO ENGAGE IN BUSINESS AS AN ELECTRIC COMPANY


Pursuant to Title 13-A M.R.S.A. ss.903, the undersigned corporations adopt the following Articles of Merger:

     FIRST: The plan of merger is set forth in Exhibit A attached hereto and made a part hereof.

     SECOND: As to each participating corporation, the number of shares outstanding and the number of shares entitled to vote on such plan, and the number of such shares voted for and against the plan, are as follows:

                                     Number of
                    Number of          Shares       Shares            Shares
   Name of            Shares          Entitled       Voted             Voted
 Corporation       Outstanding         to Vote        For             Against

CMP Merger Co.       100 shs. of         100          100                0
                     Common Stock

Central Maine        32,442,752                       _____            ____
Power Company        shs. of          32,442,752
                     Common Stock

                     5,713 shs.                       _____            ____
                     of 6%                 5,713
                     Preferred
                     Stock


     THIRD: Holders of Central Maine Common Stock and 6% Preferred Stock were entitled to vote together as a single class, and holders of Central Maine Common Stock were entitled to vote as a separate class.

     FOURTH: The address of the registered office in Maine of CMP Merger Co., herein designated as the merged corporation, is c/o Secretary and Clerk, Central Maine Power Company, 83 Edison Drive, Kennebec County, Augusta, Maine 04336.

     The address of the registered office in Maine of Central Maine Power Company, herein designated as the surviving corporation, is 83 Edison Drive, Kennebec County, Augusta, Maine 04336.


Dated                                     CENTRAL MAINE POWER COMPANY*
                                             (Surviving Corporation)
I certify  that I have  custody
of the minutes  showing the above         By
action by the shareholders of
Central Maine Power Company                 (type of print name and capacity)


 (Clerk, Secretary or Asst.               By
      Secretary)
                                             (type of print name and capacity)
I certify  that I have  custody
of the minutes  showing the above
action by the shareholders of CMP         CMP MERGER CO.
Merger Co.
                                           By

  (Clerk, Secretary or Asst.                 (type of print name and capacity)
      Secretary)
                                           By
CENTRAL MAINE POWER COMPANY*
         (Surviving Corporation)              (type of print name and capacity)


-------------

* The name of the corporation should be typed, and the document must be signed by (1) the Clerk or (2) the President or a Vice-President and the Secretary or an Assistant Secretary or such other officer as the bylaws may designate as a second certifying officer.